Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated September 14, 2006, which includes an explanatory paragraph that refers to substantial doubt regarding the Company’s ability to continue as a going concern, relating to the consolidated financial statements of Viseon, Inc. and subsidiaries as of and for the years ended June 30, 2006 and 2005, and to reference to our firm under the caption “Experts” in the Prospectus.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota November 3, 2006